EXHIBIT 16.1


[COMPANY LOGO GOES HERE]                          7700 North Kendall Drive, 200
DOHAN AND COMPANY                                 Miami Florida      33156-7578
CERTIFIED PUBLIC ACCOUNTANTS                      Telephone       (305)274-1366
A Professional Association                        Facsimile      (305) 274-1368
                                                  E-Mail         info@uscpa.com
                                                  Internet        www.uscpa.com


May 17, 2006




OFFICE OF THE CHIEF ACCOUNTANT
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated May 9, 2006 of Worldstar Energy Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Yours truly,


/s/ Dohan and Company, CPA's

DOHAN AND COMPANY CPAS


Member:
Florida Institute of Certified Public Accountants
American Institute of Certifed Public Accountants
Private Companies and SEC Practice Sections
              CPA
THE CPA, NEVER UNDERESTIMATE THE VALUE (R).

National and worlwide associations through
AGI         ACCOUNTING GROUP INTERNATIONAL